SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  February 6, 2008  (January 31, 2008)

SEACOAST BANKING CORPORATION OF FLORIDA

(Exact Name of Registrant as Specified in Charter)

     Florida                                     1-13660                              59-2260678

(State or Other Jurisdiction         (Commission                     (IRS Employer

            of Incorporation)                    File Number)                    Identification No.)

815 Colorado Avenue

                   Stuart, Florida________

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code     (772) 287-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act            (17 CFR 240.13e-4(c))

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SEACOAST BANKING CORPORATION OF FLORIDA

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Departure of Named Executive Officer.

C. William Curtis, Jr., Senior Executive Vice President and Chief Banking Officer of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) and its principal subsidiary, Seacoast National Bank (the “Bank”) retired on January 31, 2008 at age 69.  Mr. Curtis was a named executive officer in the Company’s 2007 proxy statement (“Named Executive Officer”).  Effective January 31, 2008, Seacoast’s Salary and Benefits Committee accelerated the vesting on the time-based restricted stock previously granted to Mr. Curtis so that 3,400 shares of the Company’s common stock became immediately and fully vested upon his retirement.

(c)

  Appointment of Executive Officer.

Effective February 1, 2008, the Company’s Board of Directors appointed H. Russell Holland, III, age 43, to serve as Chief Banking Officer of the Company and the Bank, replacing Mr. Curtis.  Mr. Holland has served as the Company’s Executive Vice President in charge of commercial lending since July 2006.  In his role as Chief Banking Officer, Mr. Holland will oversee the operations of the Bank’s local market structure and will continue to provide leadership for the commercial lending line of business.

Before joining the Company, Mr. Holland served as Senior Vice President and Senior Lender for Fifth Third Bank from February 2006 to July 2006.  From February 2005 to February 2006, he was President of Old Palm Realty Partners, a financial services company located in Stuart, Florida.  From December 2001 to February 2005, Mr. Holland was employed by Union Bank of Florida, which had in excess of $1.0 billion in assets prior to its acquisition by Colonial Bank.  Serving as Union Bank/Colonial’s Palm Beach County and Treasure Coast President from February 2004 to March 2005, Mr. Holland was responsible for expansion of retail and lending activities in Palm Beach County and the Treasure Coast of Florida.  Prior thereto, he served as Executive Vice President and Chief Lending Officer for Union Bank from December 2001 to February 2004 with oversight and direction of commercial real estate, business banking, small business, consumer and residential lending functions.

Effective January 2, 2007, the Company entered into an Executive Employment Agreement with Mr. Holland.  A copy of this agreement was filed on a Current Report on Form 8-K on January 3, 2007 as Exhibit 10.1 thereto, and is incorporated herein by reference.

The Company issued a press release on February 6, 2008 which announced Mr. Holland’s appointment, a copy of which is attached hereto as Exhibit 99.1.

(e)

Compensatory Arrangements of Certain Officers.

Reference is made to compensatory arrangements in Item 5.02(b) and 5.02(c) with respect to the descriptions of the vesting of outstanding time-based awards previously granted to Mr. Curtis and the employment agreement with Mr. Holland, which descriptions are incorporated by reference into this Item 5.02(e) in their entirely.

Item 9.01

Financial Statements and Exhibits

(d) The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press Release dated February 6, 2008 regarding the appointment of H. Russell Holland, III as Chief Banking Officer

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 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

Date:  February 6, 2008

By:

/s/ Dennis S. Hudson, III

Dennis S. Hudson, III

Chairman and Chief Executive Officer

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